Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-153087 and 333-122086) and on Form S-8 (Nos. 333-124441 and 333-123540) of Overstock.com, Inc. of our report dated February 23, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Salt Lake City, Utah

February 23, 2009